Exhibit 10.2
DANA HOLDING CORPORATION
RESTRICTED STOCK UNITS AGREEMENT
     THIS AGREEMENT is made as of                                         , 20___ (the “Date of Grant”) by and between Dana Holding Corporation, a Delaware corporation (the “Company”), and                                                              (the “Grantee”). Any undefined terms appearing herein as defined terms shall have the same meaning as they do in the Dana Holding Corporation 2008 Omnibus Incentive Plan, as amended from time to time (the “Plan”).
     WHEREAS, Grantee is an employee of the Company or one of its Subsidiaries;
     WHEREAS, the Company has established the Plan, a copy of which and related prospectus can be found by logging on to the Company’s Human Resources website at myhr.dana.com and selecting My Money or, free of charge, by written or telephonic request to the Company Secretary, and which Plan made a part hereof;
     WHEREAS, the Company desires to grant to the Grantee an award of Restricted Stock Units (“RSUs”) under the Plan and the terms hereinafter set forth:
     NOW, THEREFORE, in consideration of the premises, and of the mutual agreements hereinafter set forth, it is covenanted and agreed as follows:
     1. Award of RSUs. Pursuant to the provisions of the Plan, the Company grants ___ RSUs to the Grantee as of the Date of Grant.
     2. Payment of RSUs. The RSUs covered by this Agreement shall become payable to the Grantee if they become nonforfeitable in accordance with Sections 3, 4, or 5 hereof.
     3. Vesting of RSUs. Subject to the terms and conditions of Sections 4, 5 and 6 hereof, the Grantee’s right to receive the shares of Common Stock subject to the RSUs shall become nonforfeitable to the extent of one hundred percent (100%) of the total number of RSUs on the third anniversary of the Date of Grant (the “Vesting Date”) if the Grantee remains continuously employed by the Company or any of its Subsidiaries until such time.
     4. Effect of Change in Control. In the event a Change in Control occurs prior to the RSUs becoming nonforfeitable as provided in Section 3 above and while the Grantee is an employee of the Company or any Subsidiary, the RSUs covered by this Agreement shall become nonforfeitable and payable to the Grantee. However, if the Change in Control does not constitute a “change in control” for purposes of Section 409A(a)(2)(A)(v) of the Code and if the Grantee had become eligible for Retirement before the Change in Control, then issuance of the Common Shares underlying the RSUs (or payment of any other form of consideration into which the Common Shares underlying the RSUs may have been converted in connection with the Change in Control) will be made, to the extent necessary to comply with the provisions of Section 409A of the Code, to the Grantee on the earlier of (a) the Grantee’s “separation from service” with the Company and its Subsidiaries (determined in accordance with Section 409A(a)(2)(A)(i) of the Code) (or, if the Grantee is a “specified employee” as determined pursuant to procedures adopted by the Company in compliance with Section 409A of the Code, the date of issuance or payment shall be the first day of the seventh month after the date of the Grantee’s separation from service with the Company and its Subsidiaries within the meaning of Section 409A(a)(2)(A)(i) of the Code), (b) the Vesting Date under Section 3, or (c) the Grantee’s death.
     5. Effect of Termination Due to Death, Disability, Retirement. Notwithstanding Section 3 above, if the Grantee dies or becomes Disabled while in the employ of the Company or any Subsidiary, or in the event of the Normal Retirement of the Grantee, the RSUs covered by this Agreement shall immediately become nonforfeitable and payable to the Grantee. However, if the event triggering the right to payment under this Agreement is the Grantee’s Normal Retirement and the Grantee is a “specified employee” as determined pursuant to procedures adopted by the Company in compliance with Section 409A of the Code, the date of issuance shall be the first day of the seventh month after the date of the Grantee’s separation from service with the Company or any of its Subsidiaries within the meaning of Section 409A(a)(2)(A)(i) of the Code.
     6. Other Employment Terminations. In the event that the Grantee’s employment shall terminate in a manner other than any specified in Sections 4 or 5 hereof, the Grantee shall forfeit any RSUs that have not become nonforfeitable by such Grantee at the time of such termination.
     7. Form and Time of Payment of RSUs. Except as otherwise provided for in Section 10, payment for the RSUs shall be made in form of shares of Common Stock at the time they become nonforfeitable or otherwise become payable in accordance with Sections 3, 4 or 5 hereof. To the extent that the Company is required to withhold any federal, state, local or foreign taxes in connection with the delivery of shares of Common Stock to the Grantee or any other person under this Agreement, and the amounts available to the Company for such withholding are insufficient, it shall be a condition to the receipt of such delivery that the Grantee shall pay such taxes or make arrangements that are satisfactory to the Company for payment thereof. The Grantee may elect to have the number of shares of Common Stock to be delivered to the Grantee or such other person reduced (based on the Market Value Per Share as of the date the RSUs become payable) to provide for the taxes required to be withheld, with any fractional shares that would otherwise be delivered being rounded up to the next nearest whole share. In no event, however, shall the Market Value Per Share of the shares of Common Stock to be withheld and/or delivered pursuant to this Section to satisfy applicable withholding taxes in connection with the benefit exceed the minimum amount of taxes required to be withheld. The Board (or the Compensation Committee) may, at its discretion, adopt any alternative method of providing for taxes to be withheld.
     8. Payment of Dividend Equivalents. From and after the Date of Grant and until the earlier of (a) the time when the RSUs become nonforfeitable and payable in accordance with Sections 3, 4, or 5 hereof or (b) the time when the Grantee’s right to receive shares of Common Stock upon payment of RSUs is forfeited in accordance with Section 6 hereof, on the date that the Company pays a cash dividend (if any) to holders of shares of Common Stock generally, the Grantee shall be entitled to a number of additional whole RSUs determined by dividing (i) the product of (A) the dollar amount of the cash dividend paid per share of Common Stock on such date and (B) the total number of RSUs (including dividend equivalents paid thereon) previously credited to the Grantee as of such date, by (ii) the Market Value Per Share on such date. Such dividend equivalents (if any) shall be subject to the same terms and conditions and shall be settled or forfeited in the same manner and at the same time as the RSUs to which the dividend equivalents were credited.
     9. RSUs Nontransferable. Neither the RSUs granted hereby nor any interest therein or in the shares of Common Stock related thereto shall be transferable or assignable other than by will or the laws of descent and distribution prior to payment.
     10. Adjustments. The Company shall make any adjustments in the number of RSUs or other securities covered by this Agreement that the Company may determine to be equitably required to prevent any dilution or expansion of Grantee’s rights under this Agreement that otherwise would result from any (a) stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, (b) merger, consolidation, spin-off, split-off, spin-out, split-up, separation, reorganization, partial or complete liquidation involving the Company or other distribution of assets, issuance of rights or warrants to purchase securities of the Company, or (c) other transaction or event having an effect similar to any of those referred to in Sections 10(a) or 10(b) hereof. Furthermore, in the event that any transaction or event described or referred to in the immediately preceding sentence shall occur, the Company may provide in substitution of any or all of Grantee’s rights under this Agreement such alternative consideration as the Company may determine in good faith to be equitable under the circumstances.
     11. Compliance with Section 409A of the Code. To the extent applicable, it is intended that this Agreement and the Plan comply with the provisions of Section 409A of the Code, so that the income inclusion provisions of Section 409A(a)(1) of the Code do not apply to the Grantee. This Agreement and the Plan shall be administered in a manner consistent with this intent. Reference to Section 409A of the Code is to Section 409A of the Internal Revenue Code of 1986, as amended, and will also include any regulations or any other formal guidance promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.
     12. Continuous Employment. For purposes of this Agreement, the continuous employment of the Grantee with the Company or any Subsidiary shall not be deemed to have been interrupted, and the Grantee shall not be deemed to have ceased to be an employee of the Company or Subsidiary, by reason of the (a) transfer of the Grantee’s employment among the Company and its Subsidiaries or (b) an approved leave of absence.
     13. No Employment Contract. The grant of the RSUs to the Grantee is a voluntary, discretionary award being made on a one-time basis and it does not constitute a commitment to make any future awards. The grant of the RSUs and any payments made hereunder will not be considered salary or other compensation for purposes of any severance pay or similar allowance, except as otherwise required by law. Nothing in this Agreement will give the Grantee any right to continue employment with the Company or any Subsidiary, as the case may be, or interfere in any way with the right of the Company or any Subsidiary to terminate the employment of the Grantee.

     14. Information. Information about the Grantee and the Grantee’s participation in the Plan may be collected, recorded and held, used and disclosed for any purpose related to the administration of the Plan. The Grantee understands that such processing of this information may need to be carried out by the Company and its Subsidiaries and by third party administrators whether such persons are located within the Grantee’s country or elsewhere, including the United States of America. The Grantee consents to the processing of information relating to the Grantee and the Grantee’s participation in the Plan in any one or more of the ways referred to above.
     15. Relation to Plan. This Agreement is subject to the terms and conditions of the Plan. In the event of any inconsistency between the provisions of this Agreement and the Plan, the Plan shall govern. All terms used herein with initial capital letters and not otherwise defined herein that are defined in the Plan shall have the meanings assigned to them in the Plan. The Board (or a committee of the Board) acting pursuant to the Plan, as constituted from time to time, shall, except as expressly provided otherwise herein, have the right to determine any questions which arise in connection with the grant of the RSUs.
     16. Amendments. Any amendment to the Plan shall be deemed to be an amendment to this Agreement to the extent that the amendment is applicable hereto; provided, however, that no amendment shall adversely affect the rights of the Grantee under this Agreement without the Grantee’s consent (provided, however, that the Grantee’s consent shall not be required to an amendment that is deemed necessary by the Company to ensure compliance with Section 409A of the Code).
     17. Severability. If any provision of this Agreement or the application of any provision hereof to any person or circumstances is held invalid, unenforceable or otherwise illegal, the remainder of this Agreement and the application of such provision to any other person or circumstances shall not be affected, and the provisions so held to be invalid, unenforceable or otherwise illegal shall be reformed to the extent (and only to the extent) necessary to make it enforceable, valid and legal.
     18. Compliance with Law. The Company shall make reasonable efforts to comply with all applicable federal and state securities laws; provided, however, that notwithstanding any other provision of this Agreement, the RSUs covered by this Agreement shall not be paid if the payment thereof would result in violation of any such law.
     19. Successors and Assigns. Without limiting Section 9 hereof, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, administrators, heirs, legal representatives and assigns of the Grantee, and the successors and assigns of the Company.
     20. Governing Law. This Agreement shall be governed by and construed in accordance with the internal substantive laws of the State of Delaware, without giving effect to any principles of conflict of laws thereof.
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     Executed in the name and on behalf of the Company at Toledo, Ohio, as of the date first above written.

DANA HOLDING CORPORATION
By:
Name:
Title:

     The undersigned Grantee hereby acknowledges receipt of an executed original of this Agreement and accepts the right to receive the RSUs or other securities covered hereby, subject to the terms and conditions of the Plan and the terms and conditions herein above set forth.

Grantee

Date:

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